UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 10, 2009

CENTERPOINT ENERGY, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-31447 (Commission File Number)	74-0694415 (IRS Employer Identification No.)

1111 Louisiana Houston, Texas (Address of principal executive offices)	77002 (Zip Code)
Registrant’s telephone number, including area code: (713) 207-1111

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On September 10, 2009, CenterPoint Energy, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”), among the Company and Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC, as representatives of the several Underwriters named in Schedule I thereto (collectively, the “Underwriters”), relating to the issuance and sale of 21,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The Underwriters were also granted an option to purchase up to an additional 3,150,000 shares of Common Stock, which option was exercised on September 11, 2009. The Company expects to complete the offering on September 16, 2009.
     The shares of Common Stock to be sold in the offering are to be issued pursuant to the Company’s registration statement on Form S-3 (Registration No. 333-153916), which became effective upon filing with the Securities and Exchange Commission.
     A copy of the Underwriting Agreement has been filed as Exhibit 1.1 to this report and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
     The exhibits listed below are filed herewith.
(d)	Exhibits.

1.1	Underwriting Agreement, dated September 10, 2009, by and among the Company and Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC, as representatives of the several Underwriters named in Schedule I thereto.

5.1	Opinion of Baker Botts L.L.P.

23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1 hereto).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY, INC.
By:	/s/ Walter L. Fitzgerald
Walter L. Fitzgerald
Senior Vice President and Chief Accounting Officer

Date: September 16, 2009

EXHIBIT INDEX

Exhibit	Description

1.1	Underwriting Agreement, dated September 10, 2009, by and among the Company and Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC, as representatives of the several Underwriters named in Schedule I thereto.

5.1	Opinion of Baker Botts L.L.P.

23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1 hereto).